Exhibit 99.1

Implant Sciences Extends Credit Line

Facility extended to September 30, 2012

Wilmington, MA – February 22, 2012 – Implant Sciences Corporation (OTCQB:IMSC) (OTCPK:IMSC), a high technology supplier of systems and sensors for homeland security markets, today announced that it has renegotiated its credit agreements with its senior secured investor, DMRJ Group LLC.

On February 21, 2012, DMRJ agreed to extend the maturity of all Implant Sciences' indebtedness to September 30, 2012. No other terms of the credit facility were changed.

DMRJ Managing Director, David Levy commented, "Implant Sciences has made significant progress in achieving market success. They are shipping QS-B220 systems internationally, and have developed strong relationships with TSL and TSA, which are so critical to the domestic market.”

Implant Sciences President and CEO, Glenn D. Bolduc added, "The willingness of DMRJ to extend our credit line well before its current expiration date is a true vote of confidence in the Company's products and technology. This is a critical period for Implant Sciences, and their cooperation and support is very helpful in allowing us to focus on reaching our goals."

About the Quantum Sniffer™ QS-H150

The QS-H150 is a handheld explosives trace detector that uses Ion Mobility Spectrometry (IMS) to rapidly detect and identify trace amounts of a wide variety of military, commercial, and homemade explosives. The QS-H150 uses no radioactive materials and features a low-maintenance design that is self-calibrating and self-clearing, providing very high levels of operational availability.

About the Quantum Sniffer™ QS-B220

The QS-B220, introduced in May 2011, is a benchtop explosives and narcotics trace detector that uses Ion Mobility Spectrometry (IMS) to rapidly detect and identify trace amounts of a wide variety of military, commercial, and homemade explosives, plus narcotic substances. The QS-B220 continues the Implant Sciences tradition of freedom from radioactive materials, low total cost of ownership, and high operational availability.

About Implant Sciences

Implant Sciences develops, manufactures, and sells sophisticated sensors and systems for Security, Safety, and Defense (SS&D) markets. The Company has developed innovative proprietary technologies used in its explosives and narcotics trace detection systems, which ship to a growing number of locations domestically and internationally. Implant Sciences products have been deployed in a wide range of security environments including airports, subways, railways, cargo facilities, nuclear power plants, police departments, military units, government buildings, and financial institutions. The QS-H150 and QS-B220 are Department of Homeland Security (DHS) Qualified Anti-Terrorism Technologies under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (the SAFETY Act). For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that our explosives detection products and technologies (including any new products we may develop) may not be accepted by the Transportation Security Administration or by other U.S. or foreign government and law enforcement agencies or commercial consumers of security products; economic, political and other risks associated with international sales and operations could adversely affect our sales; our business is subject to intense competition and rapid technological change; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management's current expectations and assumptions which could differ materially from the forward-looking statements.

Contact:

Implant Sciences Corporation

Company Contact:
Glenn Bolduc, CEO
978-752-1700
gbolduc@implantsciences.com

or

Investor Contact:
Laurel Moody
646-810-0608
lmoody@corporateprofile.com

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